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                                CUSTODY AGREEMENT

                                 BY AND BETWEEN

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                                       AND

                                MELLON BANK, N.A.
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                                TABLE OF CONTENTS

SECTION                                                                  PAGE
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
1.    ESTABLISHMENT OF/ADDITIONS TO ACCOUNT............................     1

2.    DISTRIBUTIONS....................................................     1

3.    AUTHORIZED PARTIES...............................................     1

4.    AUTHORIZED INSTRUCTIONS..........................................     2

5.    DIRECTED POWERS OF CUSTODIAN.....................................     2

6.    DISCRETIONARY POWERS OF CUSTODIAN................................     3

7.    DUTIES OF CUSTODIAN..............................................     4

8.    CONTRACTUAL INCOME AND SETTLEMENT; MARKET PRACTICE
          SETTLEMENTS..................................................     6

9.    TAX LAW..........................................................     6

10.   NON-ACCOUNT ASSETS...............................................     6

11.   REPORTING AND RECORDKEEPING......................................     7

12.   STANDARD OF CARE.................................................     8

13.   FORCE MAJEURE....................................................     9

14.   COMPENSATION AND EXPENSES........................................     9

15.   INDEMNIFICATION..................................................    10

16.   AMENDMENT OR TERMINATION.........................................    10

17.   GOVERNING LAW AND LEGAL PROCEEDINGS..............................    11

18.   REPRESENTATIONS..................................................    11

19.   NECESSARY PARTIES................................................    11

20.   EXECUTION IN COUNTERPARTS........................................    11

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION...........................    13
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                                CUSTODY AGREEMENT


      THIS CUSTODY AGREEMENT is effective as of November 1, 2000 ("Agreement") by and between those registered investment companies listed on Schedule A hereto (each a "Client") on behalf of certain of their respective series, as listed on Schedule A (individually and collectively the "Series") and MELLON BANK, N.A., a national banking association with its principal place of business at One Mellon Center, Pittsburgh, PA 15258 ("Custodian").

                                   WITNESSETH:

      WHEREAS, the Clients and the Custodian desire to establish custody accounts to provide for the safekeeping and recordkeeping of certain property of the Clients and their Series;

      NOW, THEREFORE, the Clients and the Custodian, each intending to be legally bound, agree as follows:

1. ESTABLISHMENT OF/ADDITIONS TO ACCOUNT. Client hereby appoints MELLON BANK, N.A., as Custodian for any property acceptable to the Custodian which the Client or its Series may deposit to the Custodian's care (each, an "Account"). The Custodian hereby accepts appointment as custodian and agrees to perform the duties thereof as hereinafter set forth. Without limitation, "property" shall include stocks, shares, and other equity interests of every type, bonds, debentures, notes, mortgages or other obligations for the payment of money, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and cash in any currency. The Custodian shall have no responsibility for any property until it in fact is received by the Custodian or its agents or subcustodians. "Property" as used herein shall not include any direct interest in real property, leaseholds or mineral interests.

2. DISTRIBUTIONS. The Custodian shall make distributions or transfers out of an Account pursuant to Authorized Instructions, as defined below. In making payments to service providers pursuant to Authorized Instructions, each Client acknowledges that the Custodian is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

3. AUTHORIZED PARTIES. The Clients shall furnish the Custodian with a written list of the names and signatures of all persons authorized to direct the Custodian on behalf of the Clients under the terms of this Agreement. In addition, each Client may appoint and remove one or more investment managers ("Investment Manager") for such portion of the appropriate Accounts as the Client shall designate to the Custodian in writing. The Investment Manager(s) shall furnish the Custodian with a written list of the names and signatures of the person or persons who are authorized to represent the Investment Manager in dealings with the Custodian. The Custodian shall be entitled to deal with any person or entity so identified by the Client or Investment Manager ("Authorized Party or Authorized Parties") until notified otherwise in writing. The
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Custodian shall be under no duty to question any direction of an Authorized
Party with respect to the portion of the Account(s) over which such Authorized Party has authority, to review any Property held in the Account(s), to make any suggestions with respect to the investment and reinvestment of the assets in the Account(s), or to evaluate or question the performance of any Authorized Party. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian (or its subcustodians).

4. AUTHORIZED INSTRUCTIONS. All directions and instructions ("Instructions") to the Custodian from an Authorized Party shall be in writing, by facsimile transmission, electronic transmission subject to the Custodian's practices, or any other method specifically agreed to in writing by the Clients and the Custodian, provided the Custodian may, in its discretion and subject to the procedures below, accept oral Instructions. If the Custodian adheres to the security procedures identified below, the Custodian shall be fully protected in acting in accordance with all such directions and instructions ("Authorized Instructions") which it reasonably believes to have been given by an Authorized Party or in failing to act in the absence thereof.

      Notwithstanding anything to the contrary herein, Custodian shall follow the following security procedures.

      a. Wire Transfer Orders. Wire transfer orders to a single destination, which the Clients have authorized Mellon in writing to accept as a repetitive order, shall not be subject to the following call-back procedure. The Custodian shall accept wire transfer orders only if two Authorized Persons have signed the applicable Instructions. In addition, Custodian shall, prior to executing a particular wire transfer order, call back an Authorized Party who signed such Instructions, to confirm such wire transfer orders.

      b. Oral Instructions. The Custodian, in its discretion, may accept oral Instructions from the any Authorized Party with respect to (i) Corporate Actions (as defined under Section 7.h. below) and (ii) adjustments or corrections to purchase and sale transaction Instructions previously received by the Custodian, in either case, for the Account(s). In the event that Custodian accepts oral Instructions from any Authorized Party, the Custodian shall call an Authorized Party, other than the party issuing said Instructions, to confirm such Instructions prior to taking any action in accordance with any such oral Instructions.

5. DIRECTED POWERS OF CUSTODIAN. The Custodian shall have and exercise the following powers and authority in the administration of the Account(s) upon the direction of an Authorized Party:

      a. Settle purchases and sales and engage in other transactions, including free receipts and deliveries (subject to the terms of Section 8.c. hereof), exchanges and other voluntary corporate actions, with respect to securities or other property received by the Custodian;

      b. Execute proxies for any stocks, bonds or other securities held in the Account(s);


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      c. Lend the assets of the Account(s) in accordance with the terms and conditions of a separate securities lending agreement; and

      d. Take any and all actions necessary to settle transactions in futures and/or options contracts, short-selling programs, swaps and other derivative investments.

6. DISCRETIONARY POWERS OF CUSTODIAN. The Custodian shall have and exercise the following powers and authority in the administration of the Account(s):

      a. Appoint domestic sub-custodians (including a corporate affiliate of the Custodian) as to part or all of the Account(s);

      b. Hold property in nominee name, in bearer form or in book entry form, in a clearinghouse corporation or in a depository, so long as the Custodian's records clearly indicate that the assets held are a part of the appropriate Account(s);

      c. Commence or defend suits or legal proceedings and represent the Account(s) in all suits or legal proceedings in any court or before any other body or tribunal as the Custodian shall deem necessary to protect the appropriate Account(s);

      d. Employ suitable agents and legal counsel, who may be counsel for the Clients, and, as a part of its reimbursable expenses under this Agreement, pay their reasonable compensation and expenses. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

      e. Take such action as is necessary to pay for authorized transactions. In the event there is insufficient cash available for a particular transaction, the Custodian shall promptly notify the Client of the amount of the shortfall and the Client, at its option, may deposit additional cash or securities in the appropriate Account(s) or take steps to have sufficient cash or securities available as soon as is practicable;

      f. Make, execute and deliver any and all documents, agreements or other instruments in writing as, in good faith, is necessary or desirable for the accomplishment of any of the powers in this Agreement; and

      g. Generally take all action, whether or not expressly authorized, which the Custodian may deem in good faith necessary or desirable for the fulfillment of its duties hereunder.

      The powers described in this Section 6 may also be exercised by the Custodian with Authorized Instructions. Where the Custodian acts on Authorized Instructions, the Custodian shall be fully protected as described in Section 4. Without limiting the generality of the foregoing, the Custodian shall not be liable for the acts or omissions of any subcustodian


                                       3
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appointed under paragraph (a) of this Section 6 pursuant to Authorized
Instructions including, but not limited to, any broker-dealer or other entity designated by the Client or Investment Manager to hold any property of the Account as collateral or otherwise pursuant to investment strategy.

7. DUTIES OF CUSTODIAN. The Custodian shall perform or cause its agents or subcustodians to perform the following duties with respect to the Account:

      a. Hold the property in safekeeping facilities of the Custodian or of other custodian banks or clearing corporations, in the United States; provided that the Custodian shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized domestic clearing facility, book-entry system, centralized custodial depository, or similar organization, except to the extent that any such loss result from the negligent selection or retention of any such recognized domestic clearing facility, book-entry system, centralized custodial depository or similar organization. Upon the Instruction of a Client or Authorized Party, the Custodian shall establish and maintain one or more segregated accounts for and on behalf of the Series specified in the Instruction for purposes of segregating securities or cash for the purpose or purposes specified in the Instruction;

      b. Collect all income payable to and all distributions due to the Account and sign on the Account's behalf all declarations, affidavits, and certificates of ownership required to collect income and principal payments; provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property held in the Account;

      c. Subject to the timely receipt of notice from an issuer or Authorized Party, collect all proceeds from securities, certificates of deposit or other investments which may mature, be redeemed, be retired, be called or otherwise be payable;

      d. Submit or cause to be submitted to the Client or the Investment Manager, as designated by the Client, information actually received by the Custodian regarding ownership rights pertaining to property held in the Account;

      e. Attend to involuntary corporate actions;

      f. Exchange interim receipts or temporary securities for definitive securities;

      g. Render periodic statements for property held hereunder;

      h. Give the appropriate Client written notice (which may be electronic) of Corporate Actions (defined below) whenever the Custodian receives information concerning the property held hereunder which requires discretionary action by the beneficial owners of such property


                                       4
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(other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to such holders ("Corporate Actions"). When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain instructions from the appropriate Client(s) or its Authorized Parties. If Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such instructions, the Custodian is authorized, but shall have no express or implied duty or obligation, to (i) sell such rights entitlement or fractional interest and to credit the appropriate Account(s) with the proceeds or (ii) take any other action it deems, in good faith, to be appropriate. The Custodian shall be fully protected for acting in accordance with, or failing to act in the absence of, Instructions of a Client or Authorized Party(ies) and for taking such other action as the Custodian is so authorized under the immediately preceding sentence of this Section 7.h.; and

      i. The Custodian will send to the appropriate Client(s) or the Authorized Party(ies) all proxies (if issued in the name of the Custodian's nominee or the nominee of a central depository), notices and communications with respect to securities in the Account(s) as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Custodian for forwarding to its clients. In addition, the Custodian will follow coupon payments, redemptions, exchanges or similar matters with respect to securities in the Account(s) and advise the appropriate Client(s) or the Authorized Party(ies) for such Account(s) of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which the Custodian has received notice from the issuer of the securities, or as to which notice is published in publications routinely utilized by the Custodian for this purpose.


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8.    CONTRACTUAL INCOME AND SETTLEMENT; MARKET PRACTICE SETTLEMENTS.

      a. Contractual Income. In accordance with the Custodian's standard operating procedure, the Custodian shall credit the Accounts with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

      b. Contractual Settlement. In accordance with the Custodian's standard operating procedure, the Custodian will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

      c. Market Practice Settlement. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Client acknowledges that this may, in certain circumstances, other than circumstances involving purchase or sale transactions, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

9.    TAX LAW.

      a. The Custodian shall use reasonable efforts to assist the Authorized Party, to the extent the Authorized Party has provided necessary information, with respect to any tax obligations, including responsibility for taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other expenses ("Tax Obligations"). The Client shall cause the Authorized Party to notify the Custodian in writing of any such Tax Obligations. The Custodian shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on the Client or the Account by any taxing authorities, domestic or foreign.

      b. To the extent the Custodian is responsible under any applicable law for any Tax Obligation, the Client shall cause the Authorized Party to inform the Custodian of all Tax Obligations, shall direct the Custodian with respect to the performance of such Tax Obligations and shall provide the Custodian with the necessary funds and all information required by the Custodian to meet such Tax Obligations.

10. NON-ACCOUNT ASSETS. The Client may request the Custodian to perform a recordkeeping function with respect to property held by others and not otherwise subject to the


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terms of this Agreement. To the extent the Custodian shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from an Authorized Party.

11. REPORTING AND RECORDKEEPING. The ownership of the property whether securities, cash and/or other property, and whether held by the custodian or a subcustodian or in a depository, clearing agency or clearing system, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. Where certificates are legended or otherwise not fungible with publicly traded certificates (and in other cases where the Custodian and the Client may agree), the Client reserves the right to instruct the Custodian as to the name only in which such securities shall be registered and the Custodian, to the extent reasonably practicable, shall comply with such Instructions; provided, however if Custodian reasonably determines that compliance with such Instructions is not reasonably practicable or otherwise may conflict with applicable law, rule or regulation, Custodian shall promptly notify Client and shall comply with reasonable alternatives as to which the parties may agree. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Client. All such books records and accounts shall be maintained and preserved in the form reasonably requested by the Client and in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and the Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. All books, records and accounts pertaining to the Clients, the Series and the Accounts, which are in the possession of the Custodian, shall be the property of the appropriate Client and the appropriate Series and such materials or (unless the delivery of original materials is required pursuant to applicable law) legible copies thereof in a format reasonably acceptable to the Clients, shall be surrendered promptly upon request; provided however, that the Custodian shall be entitled to retain a copy or the original of such books, records and accounts as may be required or permitted by applicable law and the Custodian's own policies and procedures. The Custodian will supply to the Clients from time to time, as mutually agreed upon, a statement in respect to any property in Account(s) held by the Custodian or by a subcustodian.

      If within ninety (90) days after the delivery to the Client of a statement with respect to an Account(s), the Client has not given the Custodian written notice of any exception or objection relating to any exception, discrepancy, error or objection about which the Client knew or should have known, then the statement shall be deemed to have been approved by the Client for all purposes. Subject to the immediately preceding sentence, if within two hundred and ten
(210) days after the delivery to the Client of a statement with respect to an Account(s), the Client has not given the Custodian written notice of any exception, discrepancy, error or objection relating thereto, then such statement shall be deemed to have been approved by the Client for all purposes. In all cases where a statement has been approved by the Client, as provided for under this Section 11, the Custodian shall not be liable for any matter in such statements. In the event


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that an exception, discrepancy, error or objection is discovered by the Client after the expiration of any such ninety (90) day period or two hundred and ten
(210) day period, as applicable, the Custodian shall exercise reasonable efforts to correct or otherwise address any such exception, discrepancy, error or objection with respect to which the Custodian has been notified in writing by the Client.

      The Custodian shall take all reasonable action as the Clients may request to obtain from year to year favorable opinions from the Clients' independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Clients' Form N-1A and the Clients' Form N-SAR or other periodic reports to the Securities and Exchange Commission ("SEC") and with respect to any other requirements of the SEC. The Custodian shall be entitled to reimbursement of its reasonable expenses in connection with assisting the Clients with respect to the preparation of the Clients' Forms N-1A and N-SAR and other periodical reports or requirements of the SEC to the extent that the Custodian does not provide such service without cost to other Clients of the Custodian generally.

      At the request of a Client, the Custodian shall deliver to the Client a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash and securities, including cash and securities deposited and/or maintained in a depository, clearing agency or clearing system or with a subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Client and as may reasonably be obtained by the Custodian. The Custodian shall be entitled to reimbursement of its reasonable expenses in connection with the preparation and delivery of such report to the extent that such report is not ordinary prepared and delivered without cost to other clients of the Custodian generally.

12. STANDARD OF CARE. In performing its duties under this Agreement, the Custodian shall exercise the same care and diligence that it would devote to its own property in like circumstances. The Custodian shall perform its duties hereunder in a manner consistent with the duties and responsibilities of a custodian of registered investment companies generally. The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement. The Custodian shall not be responsible or liable for any losses or damages suffered by the Client arising as a result of the insolvency of any subcustodian except to the extent that the Custodian has appointed and retained any such subcustodian in its sole discretion and except to the extent the Custodian was negligent in its selection or continued retention of any such subcustodian.

        The custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by an Authorized Party. Except as otherwise set forth herein, the custodian shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and


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under no circumstances shall the custodian be liable for any indirect
(foreseeable), consequential or special damages with respect to the role as custodian.

13. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Account resulting from any event beyond the reasonable control of the Custodian, its agents or subcustodians, which may include, but is not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Account's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Agreement.

14. COMPENSATION AND EXPENSES. The Custodian shall be entitled to compensation for services under this Agreement as mutually agreed. Clients acknowledge that, as part of the Custodian's compensation, the Custodian may earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. The Custodian shall also be entitled to reimbursement for reasonable, properly vouched, out-of-pocket expenses incurred by it in the discharge of its duties under this Agreement. The Custodian is authorized to charge and collect from the applicable Account any and all fees and expenses earned unless such fees and expenses are paid directly by the Client. The Custodian shall provide the Client with three (3) days prior written notice in the event that any such fees and expenses are to be so charged and collected from an applicable Account.

For each month during which the Custodian holds property for a Client, there shall be an adjustment to the custody fees, calculated as follows. For each day of the month in which the closing cash balance is more than zero, such cash balance amount will earn interest calculated by taking the amount of the idle balance multiplied by the Overnight Fed Funds (defined below) minus .50% divided by 365 days. The amount of interest credit shall be known as the "Daily Credits." Alternatively, for each day of the month in which the closing balance is less than zero (an "overdraft"), the overdraft amount will be subject to a charge calculated by taking the amount of the overdraft multiplied by the Overnight Fed Funds Rate (defined below) plus .50% divided by 365 days. The amount of the interest charge shall be known as "Daily Charges." The net of the Daily Credits and Daily Charges for a particular month will be credited or debited, as the case may be, to the custody invoice for the applicable period. Monthly credit balances will roll forward to offset future Custodian fees and expenses. Unused Daily Credits will expire at calendar year-end. Credit balances may not be transferred. They are used exclusively to offset Custodian fees and expenses and shall not be applied against investment or other related


                                       9
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expenses. A Daily Charge shall not apply to the extent that an overdraft is solely due to Custody error.

The term "Overnight Federal Funds Rate" shall mean, for any month, the average of daily "Federal Funds Rates" for a given month. In turn, the daily Federal Funds Rates shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day.

15. INDEMNIFICATION. The Clients shall indemnify and hold harmless the Custodian to the extent any liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the Custodian's negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

16. AMENDMENT OR TERMINATION. This Agreement may be amended by written agreement of the Clients and the Custodian. This Agreement may be terminated by a Client for one or more Series on sixty (60) days' prior written notice to the Custodian or upon one hundred and twenty (120) days' prior written notice by the Custodian to a Client. Any such applicable prior written notice requirement may be modified by the terminating party with the consent of the non-terminating party, which consent will not be unreasonably withheld. In the event this Agreement is terminated with respect to a particular Client or Series thereof, this Agreement shall continue in effect with respect to the other Clients and Series.

Upon termination of this Agreement entirely, or with respect to a Client or Series thereof, the property of the applicable Client(s) or Series, less amounts then due and payable to the Custodian, shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a written instruction from the Client(s) designating the successor custodian; and if no successor custodian is designated in such written Instruction, the Custodian shall, upon such termination, deliver all such property to the Client(s). Notwithstanding the foregoing, upon termination of this Agreement entirely, or with respect to a Client or Series thereof, the Custodian may hold such property in the applicable Account(s) as the Custodian shall select with the consent of the applicable Client(s), which consent will not be unreasonably withheld, as security for advances made to the Account(s) for any authorized transactions, including without limitation, disbursements or expenses. The Custodian shall be entitled to collect from the appropriate Account(s) sufficient cash for reimbursement and, if such cash is insufficient, dispose of the assets of the appropriate Account(s) to the extent necessary to obtain reimbursement.


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17.   GOVERNING LAW AND LEGAL PROCEEDINGS. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

18. REPRESENTATIONS. Client and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Client or the Custodian to this Agreement. The Custodian further represents and warrants that it is qualified as a custodian under Sections 17(f) and 26(a) of the 1940 Act and warrants that it will remain so qualified upon ceasing to be so qualified shall promptly notify the Clients in writing.

19. NECESSARY PARTIES. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Clients, the Series and the Custodian and there are no other parties who are intended to be benefited, in any way whatsoever, by this Agreement.

20. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by one counterpart.

21. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by either party without the consent of the other party. Notwithstanding the foregoing, the Agreement shall bind the successors in interest of the Clients and the Custodian.

22. SEVERAL OBLIGATIONS OF THE SERIES. With respect to any obligations of a Client on behalf of its Series and its Account(s) arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Series and such Account to which such obligation relates as though each Client had separately contracted with the Custodian by separate written instrument with respect to each Series and its Account(s).



                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AUTHORIZED SIGNER OF:                       AUTHORIZED OFFICER OF:

DELAWARE INVESTMENTS FAMILY                 MELLON BANK, N.A.
OF FUNDS ON BEHALF OF EACH
CLIENT AND SERIES SET FORTH ON
SCHEDULE A ATTACHED HERETO


By:    /s/ Michael P. Bishof                By:     /s/ Christopher Healy
       -------------------------------              ----------------------------

Name:  Michael P. Bishof                     Name:  Christopher Healy
       -------------------------------              ----------------------------
Title: Senior Vice President/Treasurer      Title:  First Vice President
       -------------------------------              ----------------------------
Date:  10/31/00                              Date:  11/1/00
       -------------------------------              ----------------------------


ADDRESS FOR NOTICE:                         ADDRESS FOR NOTICE:

                                            135 Santilli Highway

                                            Everett, MA 02149
Attention:                                  Attention:
           ----------------------------               --------------------------


TAXABLE: SEE ATTACHED SCHEDULE B
OR
TAX EXEMPT: SEE ATTACHED SCHEDULE B
(UNDER IRC SECTION: SEE ATTACHED SCHEDULE B)

FISCAL YEAR: SEE ATTACHED SCHEDULE B

                  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION


      By signing below the Client(s) hereby certifies under penalties of perjury that the taxpayer identification number(s) set forth on the attached Schedule C is correct and that the Client(s) is not subject to back-up withholding on reportable payments credited to the Client's(s') Account(s) by the Custodian. The Client(s) may not be subject to back-up withholding either because (a) the Client(s) is exempt from back-up withholding because it is an "exempt recipient", (b) the Client(s) has not been notified by the Internal Revenue Service that it is subject to back-up withholding for failure to report all interest or dividends, or (c) the IRS has notified the Client(s) that it is no longer subject to back-up withholding. (If (a), (b), or (c) do not apply, please cross out.) FAILURE TO SIGN BELOW AND PROVIDE A VALID TAXPAYER IDENTIFICATION NUMBER MAY REQUIRE THAT THE CUSTODIAN APPLY FEDERAL INCOME TAX WITHHOLDING AT THE RATE OF 31% (OR THE RATE AS REQUIRED BY LAW) ON ALL REPORTABLE PAYMENTS MADE TO THE ACCOUNT(S) ESTABLISHED UNDER THIS AGREEMENT.


      THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

DELAWARE INVESTMENTS FAMILY
OF FUNDS ON BEHALF OF EACH CLIENT
AND SERIES SET FORTH ON SCHEDULE C
ATTACHED HERETO


BY:          /s/ Michael P. Bishof
             --------------------------------------------

NAME:        Michael P. Bishof
             --------------------------------------------

TITLE:       Senior Vice President/Tresurer
             --------------------------------------------

                                   SCHEDULE A


VOYAGEUR FUNDS
     Delaware U.S. Government Securities Fund

VOYAGEUR INSURED FUNDS
     Delaware Minnesota Insured Fund
     Delaware Tax-Free Arizona Insured Fund

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
     Delaware Tax-Free Minnesota Intermediate Fund

VOYAGEUR INVESTMENT TRUST
     Delaware Tax-Free California Insured Fund
     Delaware Tax-Free Florida Fund
     Delaware Tax-Free Florida Insured Fund
     Delaware Tax-Free Kansas Fund
     Delaware Tax-Free Missouri Insured Fund
     Delaware Tax-Free New Mexico Fund
     Delaware Tax-Free Oregon Insured Fund

VOYAGEUR MUTUAL FUNDS
     Delaware Minnesota High-Yield Municipal Bond Fund
     Delaware National High-Yield Municipal Bond Fund
     Delaware Tax-Free Arizona Fund
     Delaware Tax-Free California Fund
     Delaware Tax-Free Idaho Fund
     Delaware Tax-Free Iowa Fund
     Delaware Tax-Free New York Fund
     Delaware Tax-Free Wisconsin Fund

VOYAGEUR MUTUAL FUNDS II
     Delaware Tax-Free Colorado Fund

VOYAGEUR MUTUAL FUNDS III
     Delaware Growth Stock Fund
     Delaware Select Growth Fund

VOYAGEUR TAX FREE FUNDS
     Delaware Tax-Free Minnesota Fund
     Delaware Tax-Free North Dakota Fund

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.

VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

                                   SCHEDULE B

CLIENT/SERIES NAME                                          TAXABLE OR TAX EXEMPT                  FISCAL
                                                            (PLEASE INDICATE STATUS, AND           YEAR
                                                            INDICATE APPLICABLE INTERNAL
                                                            REVENUE CODE SECTION IF
                                                            TAX EXEMPT)
VOYAGEUR FUNDS
     Delaware U.S. Government Securities Fund                     Taxable                          10/31
                                                                  Tax Year End 6/30

VOYAGEUR INSURED FUNDS
     Delaware Minnesota Insured Fund                              Tax Exempt                        8/31
     Delaware Tax-Free Arizona Insured Fund                       Tax Exempt                        8/31

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
     Delaware Tax-Free Minnesota Intermediate Fund                Tax Exempt                        8/31

VOYAGEUR INVESTMENT TRUST
     Delaware Tax-Free California Insured Fund                    Tax Exempt                        8/31
     Delaware Tax-Free Florida Fund                               Tax Exempt                        8/31
     Delaware Tax-Free Florida Insured Fund                       Tax Exempt                        8/31
     Delaware Tax-Free Kansas Fund                                Tax Exempt                        8/31
     Delaware Tax-Free Missouri Insured Fund                      Tax Exempt                        8/31
     Delaware Tax-Free New Mexico Fund                            Tax Exempt                        8/31
     Delaware Tax-Free Oregon Fund                                Tax Exempt                        8/31

VOYAGEUR MUTUAL FUNDS
     Delaware Minnesota High-Yield Municipal Bond Fund            Tax Exempt                        8/31
     Delaware National High-Yield Municipal Bond Fund             Tax Exempt                        8/31
     Delaware Tax-Free Arizona Fund                               Tax Exempt                        8/31
     Delaware Tax-Free California Fund                            Tax Exempt                        8/31
     Delaware Tax-Free Idaho Fund                                 Tax Exempt                        8/31
     Delaware Tax-Free Iowa Fund                                  Tax Exempt                        8/31
     Delaware Tax-Free New York Fund                              Tax Exempt                        8/31
     Delaware Tax-Free Wisconsin Fund                             Tax Exempt                        8/31

VOYAGEUR MUTUAL FUNDS II
     Delaware Tax-Free Colorado Fund                              Tax Exempt                        8/31

VOYAGEUR MUTUAL FUNDS III
     Delaware Growth Stock Fund                                   Taxable                           4/30
     Delaware Select Growth Fund                                  Taxable                           4/30

VOYAGEUR TAX FREE FUNDS
     Delaware Tax-Free Minnesota Fund                             Tax Exempt                        8/31
     Delaware Tax-Free North Dakota Fund                          Tax Exempt                        8/31

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.                      Tax Exempt                        3/31

VOYAGEUR COLORADO INSURED MUNICIPAL
INCOME FUND, INC.                                                 Tax Exempt                        3/31

VOYAGEUR FLORIDA INSURED MUNICIPAL
INCOME FUND                                                       Tax Exempt                        3/31

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND, INC.                                                        Tax Exempt                        3/31

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND II, INC.                                                     Tax Exempt                        3/31

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND III, INC.                                                    Tax Exempt                        3/31

                                   SCHEDULE C

CLIENT/SERIES NAME                                          TAXPAYER IDENTIFICATION NUMBER
VOYAGEUR FUNDS
     Delaware U.S. Government Securities Fund                         41-1592072

VOYAGEUR INSURED FUNDS
     Delaware Minnesota Insured Fund                                  41-1572997
     Delaware Tax-Free Arizona Insured Fund                           41-1686735

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
     Delaware Tax-Free Minnesota Intermediate Fund                    41-1522882

VOYAGEUR INVESTMENT TRUST
     Delaware Tax-Free California Insured Fund                        41-1729684
     Delaware Tax-Free Florida Fund                                   41-1803235
     Delaware Tax-Free Florida Insured Fund                           41-1707315
     Delaware Tax-Free Kansas Fund                                    41-1729683
     Delaware Tax-Free Missouri Insured Fund                          41-1729682
     Delaware Tax-Free New Mexico Fund                                41-1729681
     Delaware Tax-Free Oregon Insured Fund                            41-1728680

VOYAGEUR MUTUAL FUNDS
     Delaware Minnesota High-Yield Municipal Bond Fund                41-1840158
     Delaware National High-Yield Municipal Bond Fund                 41-1720518
     Delaware Tax-Free Arizona Fund                                   41-1803234
     Delaware Tax-Free California Fund                                41-1803474
     Delaware Tax-Free Idaho Fund                                     41-1795456
     Delaware Tax-Free Iowa Fund                                      41-1756458
     Delaware Tax-Free New York Fund                                  16-1303248
     Delaware Tax-Free Wisconsin Fund                                 41-1756461

VOYAGEUR MUTUAL FUNDS II
     Delaware Tax-Free Colorado Fund                                  84-1044878

VOYAGEUR MUTUAL FUNDS III
     Delaware Growth Stock Fund                                       41-1514066
     Delaware Select Growth Fund                                      41-1777915

VOYAGEUR TAX FREE FUNDS
     Delaware Tax-Free Minnesota Fund                                 41-1473323
     Delaware Tax-Free North Dakota Fund                              41-1686736

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.                          41-1737155

VOYAGEUR COLORADO INSURED MUNICIPAL
INCOME FUND, INC.                                                     47-1751991

VOYAGEUR FLORIDA INSURED MUNICIPAL
INCOME FUND                                                           41-1737161

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND, INC.                                                            41-1718337

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND II, INC.                                                         41-1737158

VOYAGEUR MINNESOTA MUNICIPAL INCOME
FUND III, INC.                                                        41-1761999